CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-148780) of our report dated March 28, 2008 relating to the consolidated financial statements, which appears on page F-2 for the year ended December 31, 2007, and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP
Irvine, California
July 14, 2008